Exhibit 99.1

FOR IMMEDIATE RELEASE:	February 24, 2011

Investor Relations:	Joseph Cormier t: +1.703.883.2771
e: investors@gtec-inc.com

Media Contact:	Lauren Peduzzi
t: +1.703.738.2861
e: media@gtec-inc.com
GTEC Reports Full Year and Fourth Quarter 2010 Financial Results
Full Year 2010 Revenue of $233 million; up 9% over 2009; Diluted EPS of $0.96
Fourth Quarter Revenue of $82 million; up 47% over 2009; Diluted EPS of $0.39
$307 million in contract awards in 2010; 1.3x book-to-bill
2011 Forward Guidance of 35% to 40% Revenue Growth; 12% to 15% Organic
2011 Forward Guidance of 28% to 39% Diluted EPS Growth
MCLEAN, Va., February 24, 2011 — Global Defense Technology & Systems, Inc. (NASDAQ: GTEC), a provider of mission-critical technology-based systems, solutions, and services for national security agencies and programs of the U.S. government, today announced full year and fourth quarter 2010 financial results.
Full Year and Fourth Quarter 2010 Results — Strong Profitability in Fourth Quarter
Revenue for the full year 2010 was $232.7 million, which reflects over 9% revenue growth compared to $212.8 million in 2009. The Company’s revenue from the Technology and Intelligence Services (TIS) segment was $105.6 million which reflects 17% growth over 2009. In the Force Mobility and Modernization Solutions (FMMS) segment revenue for the full year 2010 was $127.1 million, which reflects 4% growth over 2009. Total segment operating income was $24.1 million, or 10.4% for the full year 2010. TIS segment operating margin was 9.4% for the full year 2010, while FMMS’ was 11.1%. Unallocated corporate expenses totaled $9.7 million and included one-time expenses from M&A activity of $1.6 million. This resulted in operating income for 2010 of $14.4 million, or 6.2% operating margin, and diluted earnings per share (EPS) of $0.96 for 2010.
Revenue for the fourth quarter 2010 was $82.2 million, which reflects 47% growth compared to $55.8 million in the fourth quarter of 2009. This represents pro forma organic revenue growth of 37% for the fourth quarter. The organic growth rate is derived by adding fourth quarter 2009 revenue for Zytel Corporation (Zytel) and revenue from December 18, 2009 through December 31, 2009 for Signature Government Solutions (SGS) to GTEC’s 2009 fourth quarter revenue. The Company’s revenue from the TIS segment for the fourth quarter 2010 was $31.3 million, which reflects 23% growth over 2009. In the FMMS segment, fourth quarter 2010 revenue was $50.9 million, which reflects 68% growth over 2009. The growth was a result of the continued strong demand for GTEC’s TIS capabilities and the significant ramp in revenue from two large camp solutions orders in our FMMS business, which totaled $28 million in revenue in the fourth quarter.

Total segment operating income for the fourth quarter was $8.8 million, or 10.7%. TIS segment operating margins of 11.3% in the fourth quarter of 2010 were better than anticipated based on exceptional execution on existing tasks and the addition of higher margin programs from Zytel and SGS. The FMMS segment operating margin of 10.3% was better than anticipated due to the mix of revenues in the quarter that favored higher margin programs. Unallocated corporate expenses totaled $2.1 million and included one-time expenses from M&A activity of $0.4 million. This resulted in operating income for 2010 of $6.7 million, or 8.1% operating margin, and diluted earnings per share (EPS) of $0.39 for the fourth quarter.
“Our fourth quarter results demonstrate the momentum that GTEC built in the second half of 2010 with sizable new contract awards and the completion of two significant acquisitions, which provide heightened visibility to our 2011 outlook,” said John Hillen, President & CEO of GTEC. “GTEC’s strategic positioning in priority funding areas — counterterrorism, Cyber Security, C4ISR and force mobility — provides resistance to potential market headwinds, a fact that is demonstrated by our 2011 growth outlook.”
Business Highlights — Contract Awards Momentum
Contract awards totaled $307 million for the full year 2010. Several significant 2010 awards are highlighted below.
•	$47 million, five-year extension of a classified intelligence contract for intelligence analysis

•	$48 million, five-year contract with U.S. Marine Corps for expeditionary field kitchens

•	$50 million in contract awards from the U.S. Army for field feeding systems

•	$63 million in contract awards from the U.S. Army for Force Provider camp solutions

•	Prime ID/IQ awards including FBI’s IT Triple S $30 billion, eight-year contract and FBI’s Information Assurance & Technology Insertion $99 million, five-year contract
GTEC’s qualified bid pipeline currently totals approximately $3 billion and in the last month, the Company has submitted two significant Prime bids to the Defense and Intelligence communities. Each ID/IQ has a ceiling value over $900 million, and the bids are expected to be awarded by the end of the second quarter of 2011.
Contract Backlog — Significant Growth in 2010 Aids 2011 Visibility
As of December 31, 2010, GTEC had total backlog of $791 million and funded backlog of $162 million. Total backlog grew by 24% and funded backlog grew by 57% from December 31, 2009, respectively.
Balance Sheet Metrics — 2011 Cash Collections Off to a Strong Start
As of December 31, 2010, GTEC had approximately $0.6 million of cash and $79.6 million of debt. Days sales outstanding (DSO) increased to 94 days in the quarter based on the significant ramp in FMMS revenue on the large camp solution orders and subsequent working capital usage. To date in 2011, the Company has received approximately $29 million in payments on the large camp orders for work completed in 2010.
Completion of Zytel and SGS Acquisitions in Fourth Quarter 2010 — Immediately Accretive
On October 1, 2010, GTEC completed the acquisition of Zytel for $26.8 million in cash. Zytel was renamed GTEC Cyber Solutions, Inc. and delivers Cyber Security & mission systems in support of the critical intelligence, counterterrorism, and cyber warfare missions of its national security clients. The company is an industry leader in the design, development and deployment of next generation, net-centric mission solutions that collect and protect vital information, leveraging its core competencies in systems engineering and architecture, software development and intelligence analysis. Zytel’s work is all classified and all of its employees are cleared at the Top Secret/Sensitive Compartmented Information level. The company has strong operating margins and generated over $18 million in revenue in 2010 with continued rapid growth expected in 2011. The company’s operations are based in the Ft. Meade, Maryland area.

On December 18, 2010, GTEC completed the acquisition of SGS, for $52.5 million in cash. SGS delivers sophisticated information technology, Cyber Security and intelligence analysis services in support of high priority mission systems and Cyber Security programs within the Intelligence Community. SGS, founded in 2003 and headquartered in Herndon, Virginia, has strong operating margins and generated over $37 million in revenue in 2010 with strong growth prospects for 2011 and beyond. All of its over 220 direct employees hold Top Secret/Sensitive Compartmented Information clearances or higher and, in addition to Northern Virginia, the company has a substantial operation in the Ft. Meade, Maryland area.
Closes Expanded $100 million Revolving Credit Facility — Accordion to $140 million
On December 10, 2010, GTEC entered into a $100 million revolving credit facility with a syndicate of banks led by SunTrust Bank and Wells Fargo. The facility matures on December 10, 2013 and provides GTEC with the flexibility to fund continued organic growth and complete potential future strategic acquisitions in line with its growth strategy. The revolving credit facility has an up to $40 million accordion feature to allow for additional expansion as necessary in the future and replaces the previous $50 million agreement entered into in February 2010.
Forward Guidance — Solid Organic Growth Outlook
GTEC’s first quarter 2011 and full year 2011 guidance is summarized in the table below. GTEC’s guidance does not include the assumption of any future acquisitions.
“We are poised for an exceptional growth year in both revenue and earnings as demonstrated by our 2011 outlook, which anticipates strong organic revenue growth and expanding operating margins,” said Joseph Cormier, Executive Vice President & Chief Financial Officer of GTEC. “We are already seeing the benefit from shifting our business mix towards our TIS segment, which is positioned in the fastest growing segments of the marketplace. Our expanding business development pipeline is a result of a broader suite of capabilities across GTEC that we are able to deliver to our mission-focused customer base.”

	1st Quarter 2011	Full Year 2011
Revenue	$80 - $83 million	$315 - $325 million
Diluted EPS	$0.31 - $0.33	$1.23 - $1.33
Weighted Average Shares Outstanding — Diluted	9.23 million	9.27 million
Other Key Guidance Assumptions
•	TIS 2011 revenue of at least $175 million and FMMS revenue of at least $140 million

•	TIS 2011 segment margin of at least 11% and FMMS segment margin of 10%

•	Intangible amortization expense of approximately $4.5 million for the full year 2011, which includes the acquisitions of Zytel and SGS

•	Net interest expense of approximately $3.15 million for full year 2011

•	Tax rate of 40.0% for full year 2011
Conference Call
GTEC executive management will hold a conference call today at 5:00 p.m. ET, to discuss full year and fourth quarter 2010 results and answer questions. Interested parties may access the call by dialing (866) 356-4441 (domestic) or +1 (617) 597-5396 (international) and entering passcode 25583564. The conference call will be Webcast (listen only) simultaneously via the Investor Relations page of GTEC’s website at www.gtec-inc.com. Interested parties should dial in or log on approximately 10 minutes prior to the start of the call.
A replay of the call will be available beginning at 8:00 p.m. ET today and will remain available through midnight ET, March 10, 2011. To access the replay, call (888) 286-8010 (domestic) or +1 (617) 801-6888 (international). The confirmation code for the replay is 54853125. A replay will also be available via the Investor Relations page of GTEC’s website approximately 24 hours after the conclusion of the call.
About Global Defense Technology & Systems, Inc.

Global Defense Technology & Systems, Inc. (GTEC) provides mission-critical, technology-based systems, solutions and services for national security agencies and programs of the U.S. government. Our services and solutions are integral parts of mission-critical programs run by the Department of Defense, Intelligence Community, Department of Homeland Security, federal law enforcement agencies, and other parts of the federal government charged with national security responsibilities. Learn more about Global Defense Technology & Systems at www.gtec-inc.com.
“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this announcement other than historical data and information constitute forward-looking statements that involve risks and uncertainties. A number of factors could cause our actual results, performance, achievements or industry results to differ materially from the results, performance or achievements expressed or implied by such forward-looking statements. Some of these factors include, but are not limited to, the risk factors set forth in Global Defense Technology & Systems, Inc.’s (GTEC) Annual Report on Form 10-K, and such other filings that GTEC makes with the Securities and Exchange Commission from time to time. Due to such uncertainties and risks, readers are cautioned not to place undue reliance on such forward-looking statements. All forward-looking statements speak only as of the date hereof and GTEC undertakes no obligation to update such forward-looking statements in the future except as required by law.

GLOBAL DEFENSE TECHNOLOGY & SYSTEMS, INC.
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(in thousands, except share and per share amounts)

	As of December 31,
	2010	2009
Assets
Current assets
Cash and cash equivalents	$566	$7
Accounts receivable, net	85,769	50,691
Due from affiliates	501	1,109
Prepaid expenses and other current assets	1,250	1,238
Deferred tax assets	552	324
Income taxes receivable	—	3,543

Total current assets	88,638	56,912
Property and equipment, net	3,917	3,441
Intangible assets, net	31,215	21,268
Goodwill	83,593	24,373
Deferred tax assets	4,406	6,295
Indemnification asset	1,686	—
Other assets	808	222

Total assets	$214,263	$112,511

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$25,192	$13,040
Accrued expenses	10,836	9,521
Advance payments on contracts	515	517
Income taxes payable	419	—
Interest rate swap liability	—	106

Total current liabilities	36,962	23,184
Deferred rent	307	289
Uncertain tax position	1,686
Bank loans, net of current	79,605	3,686

Total liabilities	118,560	27,159

Stockholders’ Equity
Common stock, par value $0.01 per share, 90,000,000 shares authorized and 9,146,812 and 9,051,812 shares issued and outstanding, respectively	91	91
Additional paid-in capital	89,776	88,178
Retained earnings (accumulated deficit)	5,836	(2,917)

Total stockholders’ equity	95,703	85,352

Total liabilities and stockholders’ equity	$214,263	$112,511

GLOBAL DEFENSE TECHNOLOGY & SYSTEMS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(in thousands, except share and per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2010	2009	2010	2009
Revenue
Products	$50,916	$30,330	$127,078	$122,457
Services	31,259	25,447	105,591	90,388

Total revenue	82,175	55,777	232,669	212,845

Operating costs and expenses
Cost of revenue — products	43,237	24,693	104,764	100,165
Cost of revenue — services	25,624	21,396	88,042	75,066
Selling, general and administrative expenses	5,753	9,510	21,726	24,861
Amortization of intangible assets	904	2,089	3,754	8,356

Total operating costs and expenses	75,518	57,688	218,286	208,448

Operating income (loss)	6,657	(1,911)	14,383	4,397
Other income (expense)
Interest income	1	1	12	7
Interest expense	(376)	(355)	(477)	(1,849)

Income (loss) before income taxes	6,282	(2,265)	13,918	2,555
(Provision for) / benefit from income taxes	(2,699)	702	(5,165)	(1,286)

Net income (loss)	$3,583	$(1,563)	$8,753	$1,269

Earnings per share
Basic	$0.39	$(0.27)	$0.97	$0.20
Diluted	$0.39	$(0.27)	$0.96	$0.20

Weighted average common shares outstanding
Basic	9,112,324	7,353,193	9,056,196	6,341,079
Diluted	9,200,702	7,353,193	9,156,879	6,440,301
GLOBAL DEFENSE TECHNOLOGY & SYSTEMS, INC.
SELECTED SEGMENT INFORMATION
(UNAUDITED)
(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2010	2009	2010	2009

Revenue
TIS Segment	$31,259	$25,447	$105,591	$90,388
FMMS Segment	50,916	30,330	127,078	122,457

Total revenue	$82,175	$55,777	$232,669	$212,845

Operating income (loss)
TIS Segment	$3,535	$2,135	$9,957	$7,766
FMMS Segment	5,227	4,608	14,148	16,282
Unallocated Corporate expenses	(2,105)	(8,654)	(9,722)	(19,651)

Total operating income (loss)	$6,657	$(1,911)	$14,383	$4,397

Operating margin
TIS Segment	11.3%	8.4%	9.4%	8.6%
FMMS Segment	10.3%	15.2%	11.1%	13.3%
Total segment	10.7%	12.1%	10.4%	11.3%

GLOBAL DEFENSE TECHNOLOGY & SYSTEMS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(in thousands)

	Year Ended December 31,
	2010	2009
Cash flows from operating activities
Net income	$8,753	$1,269
Adjustments to reconcile net income to net cash provided by (used in) operating activities
Depreciation and amortization	1,059	1,005
Amortization of intangible assets	3,753	8,356
Equity-based compensation	909	4,757
Loss on disposition of property and equipment	—	64
Gain from change in fair value of interest rate swap	(106)	(166)
Deferred income taxes	(169)	(1,233)
Change in operating assets and liabilities
Accounts receivable	(24,693)	(12,298)
Due to/from affiliates	608	(1,055)
Prepaid expenses and other assets	202	(383)
Income taxes receivable	4,163	75
Excess tax benefit — share based compensation	(201)	(1,871)
Accounts payable	10,812	4,453
Accrued expenses	135	(2,111)
Accrued interest on loans from affiliates	—	1,079
Advance payments on contracts	(2)	(4,038)
Deferred rent	18	60

Net cash provided by (used in) operating activities	5,241	(2,037)

Cash flows from investing activities
Acquisition, net of cash acquired	(79,247)	—
Purchases of property and equipment	(1,192)	(1,071)

Net cash used in investing activities	(80,439)	(1,071)

Cash flows from financing activities
Proceeds from stock issuance, net offering costs	—	34,326
Excess tax benefit — share based compensation	201	1,871
Payments under term loan	—	(12,600)
Net (payments) borrowings under revolving line of credit	75,919	(4,898)
Payments under loans from affiliates	—	(16,909)
Payments of financing costs	(851)	(97)
Proceeds from exercise of employee stock options	488	—

Net cash provided by financing activities	75,757	1,693

Increase (decrease) in cash and cash equivalents	559	(1,415)
Cash and cash equivalents, beginning of period	7	1,431

Cash and cash equivalents, end of period	$566	$16

###